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                                                                   EXHIBIT 10.39



[RX TECHNOLOGY LETTERHEAD]



CONFIDENTIAL



May 5, 2000



Mr. Douglas A. Dunbar
102 Pecaniere Place
Mandeville, LA 70471



Dear Mr. Dunbar:



RX Technology Holdings, Inc. and RX Technology, Inc. (collectively, "RX Technology") are pleased to offer you a position with our respective companies. As discussed, you will assume the position of Vice President and Chief Financial Officer reporting directly to me. This letter will serve to confirm our understanding of your acceptance of these positions.



1. You will compensated with a base salary of $5,208.33 per semi-monthly pay period (equivalent to $125,000 on an annualized basis). You will also be eligible for bonuses and base salary increases based upon performance.



2. Effective as of commencement of your employment, you will be granted fully-vested rights to purchase 30,000 shares of RX Technology Holdings, Inc. Common Stock ("RXT Common") exercisable at $1.75 per share.



3. During your period of employment with RX Technology, you will accrue rights to purchase 100,000 shares of RXT Common exercisable at $1.75 per share for the first year, with such rights to accrue and become vested quarterly during your period of employment and each following year at fair market value to be determined at the date of grant.



4. Our offer to hire you is contingent upon your submission of satisfactory proof of you identity, your legal authorization to work in the United States and signing of an Employee Confidentiality Agreement, if requested. If you fail to submit proof of such work authorization, federal law prohibits us from hiring you.



5. I will expect you to begin work at such time as we mutually agree at our Mandeville, LA office.



6.  This offer is valid until Friday, May 12, 2000 at 5:005p.m., New Orleans
    Time.

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Mr. Douglas A. Dunbar
May 5, 2000
Page 2



Mr. Dunbar, if you agree with and accept the terms of this offer of employment, please indicate such agreement by signing below and returning this copy to me. The enclosed executed copy of this letter is for your files.



I am confident your employment with RX Technology will prove mutually beneficial, and I look forward to having you join us.



                                          Very truly yours,
                                          RX Technology Holdings, Inc.
                                          RX Technology, Inc.



                                                    /s/ DONALD REX GAY

                                          --------------------------------------
                                                        D. Rex Gay
                                             Chairman of the Board, President
                                               and Chief Executive Officer



Accepted By:



        /s/ DOUGLAS A. DUNBAR
--------------------------------------
          Douglas A. Dunbar



Date: 5/8/00